Consent of Independent Certified Public Accountants

   We have issued our report dated September 15, 2000 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 305 as of July 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                Grant Thornton LLP


Chicago, Illinois
November 22, 2000